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                                                                   Exhibit 5.1


                     [Letterhead of Dewey Ballantine LLP]

                                 May 25, 1999

IKON Receivables, LLC
1738 Bass Road
P.O. Box 9115
Macon, GA  31208

          Re:  IKON Receivables, LLC Lease Backed Notes, Series 1999-1
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Ladies and Gentlemen:

          We have acted as counsel for the underwriters in connection with the issuance of $304,474,000 aggregate principal amount of 5.11% Class A-1 Lease-Backed Notes, Series 1999-1, $61,579,000 aggregate principal amount of 5.60% Class A-2 Lease-Backed Notes, Series 1999-1, $304,127,000 aggregate principal amount of 5.99% Class A-3 Lease-Backed Notes, Series 1999-1, and $81,462,000 aggregate principal amount of 6.23% Class A-4 Lease-Backed Notes, Series 1999-1 (collectively, the "Notes") by IKON Receivables, LLC (the "Issuer") pursuant to an Indenture, dated as of April 1, 1999 (the "Indenture") among the Issuer, IOS Capital, Inc. (the "Originator"), as servicer, and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee").

          In connection with this opinion we have examined (i) the Indenture;
(ii) the Assignment and Servicing Agreement, dated as of April 1, 1999 (the "Assignment and Servicing Agreement") among the Originator, IKON Receivables-1, LLC (the "Seller") and the Issuer; (iii) the Underwriting Agreement, dated May 19, 1999 among the Originator, the Seller, the Issuer, and Lehman Brothers, Inc. ("Lehman Brothers"), as the representative of the underwriters; (iv) the Registration Statement on Form S-3 (No. 333-71073) with respect to the Notes, filed with the Securities and Exchange Commission on January 22, 1999, together with all amendments thereto (the "Registration Statement"), the Prospectus dated May 7, 1999 included in the Registration Statement and the Prospectus Supplement dated May 19, 1999 relating to the Notes (such Prospectus and Prospectus Supplement, together, the "Prospectus"); (v) the Insurance and Indemnity Agreement, dated as of May 25, 1999 (the "Insurance and Indemnity Agreement"), among Ambac Assurance Corporation, the Issuer, the Seller, the Originator and the Indenture Trustee; and (vi) originals or copies, certified or otherwise identified to our satisfaction, of all such other records of the Originator, the Seller, the Issuer, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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          In our examination, we have assumed the genuineness of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies of the original documents and the authenticity of such documents. We have assumed for purposes of our opinions hereinafter set forth that each of the Underwriting Agreement, the Assignment and Servicing Agreement, the Notes, the Insurance and Indemnity Agreement and the Indenture (the "Agreements") has been duly authorized, executed and delivered by all parties thereto, and that each signatory has full power, authority and legal right to execute and deliver the Agreements and to perform its obligations thereunder.

          We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America.

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

          1. In respect of the Notes, the Indenture is a valid and legally binding obligation of the Issuer; and

          2. The Notes are legally and validly issued, fully paid and nonassessable, and the holders of the Notes are entitled to the benefits of the Indenture.

          Our opinion contained herein is rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

          This letter is furnished by us in connection with the issuance of the Notes occurring on the date hereof and is solely for the benefit of the addressee hereto, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                              Very truly yours,

                              /s/ Dewey Ballantine LLP

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